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                                                                    EXHIBIT 10.2




                              EMPLOYMENT AGREEMENT
                                 BY AND BETWEEN
                     PROFESSIONAL TRANSPORTATION GROUP, LTD.
                                       AND
                                 DENNIS A. BAKAL




                              DATED: APRIL 1, 1997
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                              EMPLOYMENT AGREEMENT


         This EMPLOYMENT AGREEMENT (this "Agreement") is made by and between PROFESSIONAL TRANSPORTATION GROUP, LTD., a Georgia corporation (the "Company"), and DENNIS A. BAKAL, an individual resident of Georgia (the "Executive"), as of this 1st day of April, 1997.

         The Company presently employs the Executive as its Chief Executive Officer and President. The Board of Directors of the Company (the "Board") recognizes that the Executive's contribution to the growth and success of the Company is substantial. The Board desires to provide for the continued employment of the Executive and to make certain changes in the Executive's employment arrangements which the Board has determined will reinforce and encourage the continued dedication of the Executive to the Company and will promote the best interests of the Company and its shareholders. The Executive is willing to continue to serve the Company on the terms and conditions herein provided.

         Certain terms used in this Agreement are defined in Section 20.

         In consideration of the foregoing, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree (as of the Effective Date) that:

                  1. Employment. The Company shall continue to employ the Executive, and the Executive shall continue to serve the Company, as Chief Executive Officer and President upon the terms and conditions set forth herein. The Executive shall have such authority and responsibilities as are consistent with his position and which may be set forth in the Bylaws or assigned by the Board from time to time. The Executive shall devote his full business time, attention, skill and efforts to the performance of his duties hereunder, except during periods of illness or periods of vacation and leaves of absence consistent with Company policy. The Executive may devote reasonable periods of time to serve as a director or advisor to other organizations, to perform charitable and other community activities, and to manage his personal investments; provided, however, that such activities do not materially interfere with the performance of his duties hereunder and are not in conflict or competitive with, or adverse to, the interests of the Company.

                  2. Term. Unless earlier terminated as provided herein, the Executive's employment under this Agreement shall be for a continuing term (the "Term") of three years, which shall be extended automatically (without further action of the Company or the Executive) each day for an additional day so that the remaining term shall continue to be three years; provided, however, that either party may at any time, by written notice to the other, fix the Term to a finite term of three years, without further automatic extension, commencing with the date of such notice. Notwithstanding the foregoing, the Term of employment hereunder will end on the date that the Executive attains the age of 65.
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                  3. Compensation and Benefits.

                  a. The Company shall pay the Executive a salary at a rate of not less than $300,000 per annum in accordance with the salary payment practices of the Company. The Board (or an appropriate committee of the Board) shall review the Executive's salary at least annually and may increase the Executive's base salary if it determines in its sole discretion that an increase is appropriate. Such increase must be approved by at least a majority of the Board for any increase in Executive's salary of 7% or less and by the entire Board (except Executive) for any increase of greater than 7%.

                  b. The Executive shall participate in a management incentive program and shall be eligible to receive annual payments of a bonus in an amount determined by the Compensation Committee based upon achievement of targeted levels of performance and such other criteria as the Compensation Committee shall establish from time to time pursuant to that program. In addition, the Compensation Committee shall annually consider the Executive's performance and determine if any additional bonus is appropriate.

                  c. The Executive shall participate in the Plan and be eligible for the grant of stock options, restricted stock and other awards thereunder.

                  d. The Executive shall continue to participate in all retirement, welfare, deferred compensation, life and health insurance (including health insurance for Executive's spouse and his dependents), and other benefit plans or programs of the Company now or hereafter applicable to the Executive, or applicable generally to employees of the Company or to a class of employees that includes senior executives of the Company; provided, however, that during any period during the Term that the Executive is subject to a Disability, and during the 180-day period of physical or mental infirmity leading up to the Executive's Disability, the amount of the Executive's compensation provided under this Section 3 shall be reduced by the sum of the amounts, if any, paid to the Executive for the same period under any disability benefit or pension plan of the Company or any of its subsidiaries.

                  e. The Company shall provide to the Executive an automobile owned or leased by the Company of a make and model appropriate to the Executive's status (in the reasonable opinion of the Executive) or, in lieu thereof, shall provide the Executive with an annual allowance to cover the cost of the business use of an automobile owned or leased by the Executive.

                  f. The Company shall reimburse the Executive's reasonable expenses for dues and capital assessments for country and dining club memberships currently held by the Executive; provided, however, that if the Executive during the term of his employment with the Company ceases his membership in any such clubs and any bonds or other capital payments made by the Company are repaid to the Executive, the Executive shall pay over such payments to the Company.


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                  g. The Company shall continue to reimburse the Executive for travel, seminar, and other expenses related to the Executive's duties which are incurred and accounted for in accordance with the historic practices of the Company.

                  4. Termination.

                  a. The Executive's employment under this Agreement may be terminated prior to the end of the Term only as follows:

                           (i) upon the death of the Executive;

                           (ii) by the Company due to the Disability of the
                  Executive upon delivery of a Notice of Termination to the Executive;

                           (iii) by the Company for Cause upon delivery of a
                  Notice of Termination to the Executive; and

                           (iv) by the Executive for any reason upon delivery of
                  a Notice of Termination to the Company within a 90-day period beginning on the 30th day after any occurrence of a Change in Control or within a 90-day period beginning on the one year anniversary of the occurrence of any Change in Control.

                  b. If the Executive's employment with the Company shall be terminated during the Term (i) by reason of the Executive's death, or (ii) by the Company for Disability or Cause, the Company shall pay to the Executive (or in the case of his death, the Executive's surviving spouse, if any, or if none, then to his estate) within 15 days after the Termination Date, a lump sum cash payment equal to (i) the Accrued Compensation, (ii) one-half of the amount provided for in Section 3(a) for the year in which the termination takes place and (iii) if such termination is other than by the Company for Cause, the Pro Rata Bonus.

                  c. If the Executive's employment with the Company shall be terminated by the Company in violation of this Agreement or by the Executive for any reason after a Change in Control, in addition to other rights and remedies available in law or equity, the Executive shall be entitled to the following:

                           (i) the Company shall pay the Executive in cash
                  within 15 days of the Termination Date an amount equal to all Accrued Compensation and the Pro Rata Bonus;

                           (ii) the Company shall pay to the Executive in cash
                  at the end of each of the 36 consecutive 30-day periods following the Termination Date an amount equal to one-twelfth of the sum of the Base Amount and the Bonus Amount.


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                           (iii) for the period from the Termination Date
                  through the date that Executive attains the age of 65 (the "Continuation Period"), the Company shall at its expense continue on behalf of the Executive and his dependents and beneficiaries the life insurance, disability, medical, dental and hospitalization benefits provided (x) to the Executive at any time during the 90-day period prior to the Change in Control or at any time thereafter or (y) to other similarly situated executives who continue in the employ of the Company during the Continuation Period. The coverage and benefits (including deductibles and costs) provided in this Section 4(c)(iii) during the Continuation Period shall be no less favorable to the Executive and his dependents and beneficiaries than the most favorable of such coverages and benefits during any of the periods referred to in clauses (x) and (y) above. The Company's obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the Executive obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide the Executive hereunder as long as the aggregate coverages and benefits of the combined benefit plans is no less favorable to the Executive than the coverages and benefits required to be provided hereunder. This subsection
                  (iii) shall not be interpreted so as to limit any benefits to which the Executive or his dependents or beneficiaries may be entitled under any of the Company's employee benefit plans, programs or practices following the Executive's termination of employment, including without limitation, retiree medical and life insurance benefits; and

                           (iv) the restrictions on any outstanding incentive
                  awards (including stock options) granted to the Executive under the Plan or under any other incentive plan or arrangement shall lapse and such incentive award shall become 100% vested, all stock options granted to the Executive shall become immediately exercisable and shall become 100% vested.

                  d. In the event that the Executive shall no longer be the Chief Executive Officer of the Company, other than by voluntary resignation or if Executive is terminated for Cause, the Company shall, within 10 days after termination as Chief Executive Officer, offer to repurchase all of the Company's common stock owned by the Executive, at a purchase price equal to the Fair Market Value of the common stock, as determined in accordance with the provisions below. The question of the Fair Market Value of the Company's common stock shall be submitted to three impartial and reputable appraisers. The Executive and the Company shall each select one appraiser, and such appraisers shall select a third, independent appraiser. The three appraisers shall thereafter proceed as expeditiously as possible to determine (by concurrence of a majority of such appraisers) the Fair Market Value of the common stock, and the appraisers shall deliver an appraisal report to the Executive and the Company as soon as practicable after it is completed. The determination of the question of the Fair Market Value of the common stock by such appraisers shall be final and binding on the Executive and the Company for purposes of this Agreement. The Company shall pay the reasonable fees and


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expenses of such appraisers. For the purposes hereof, "Fair Market Value" shall mean the relevant percentage of the fair value of the business of the Company represented by the shares of common stock as to which such determination is being made, which shall be determined on a going concern basis and as between a willing seller and a willing buyer, taking into account the Company's financial condition, performance, market share and other relevant criteria, but not taking into account the absence of a public market for the shares or that the shares constitute a minority interest in the Company. In the event that the offer to repurchase required by this Section 4(d) occurs after an Initial Public Offering, then "Fair Market Value" shall mean (i) the average closing sales price for the 20 trading days prior to the date of termination if the Company's common stock is traded on a national securities exchange; (ii) if the Company's common stock is not traded on a national securities exchange, the average of the closing high bid and low ask prices of the Company's common stock for the 20 trading days prior to the date of termination, if the Company's common stock is traded on the over-the-counter market; or (iii) if the Company's common stock is not traded on the over-the-counter market, then as determined in the manner specified above for situations prior to the Initial Public Offering. Payment of Fair Market Value to the Executive as required by this Section 4(d) shall be made in equal installments at the end of each of the 36 consecutive months following the termination of Executive's employment. The amount of this payment shall be evidenced by a promissory note, bearing interest at 8% per annum and Executive shall retain a security interest in the shares being repurchased and shall retain the voting rights to such shares until the entire amount has been paid.

                  e. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment except as provided in Section 4(c)(iii).

                  f. In the event that any payment or benefit (within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code")) to the Executive or for his benefit paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise in connection with, or arising out of, his employment with the Company or a change in ownership or effective control of the Company or of a substantial portion of its assets (a "Payment" or "Payments"), would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive will be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties, other than interest and penalties imposed by reason of the Executive's failure to file timely a tax return or pay taxes shown due on his return, imposed with respect to such taxes and the Excise Tax), including any Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.


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                  g. The severance pay and benefits provided for in this Section
4 shall be in lieu of any other severance or termination pay to which the Executive may be entitled under any Company severance or termination plan, program, practice or arrangement. The Executive's entitlement to any other compensation or benefits shall be determined in accordance with the Company's employee benefit plans and other applicable programs, policies and practices then in effect.

         5. Termination of Guarantees. It is understood that Executive has individually guaranteed Company indebtedness and lease obligations, and has incurred other costs for which he has not been compensated. In consideration of the above services, the Company agrees to make every effort to remove and cause to be terminated all guarantees provided by Executive in respect of certain bank loans and capital leases before the scheduled loan pay-off dates of the guaranteed loans or termination of the lease obligations. If the Company is unable to remove and cause to be terminated any such loan guarantees on or prior to December 31, 1997, the Company agrees to compensate Executive in addition to all other compensation provided hereunder in an amount equal to one percent (1%) of the outstanding balance of the guaranteed loans and other obligations, which amount shall be paid to Executive in quarterly installments.

         Upon termination of this Agreement, all guarantees made by Executive must be immediately removed and terminated and certified as such by the lending institution of other person in whose favor the guarantee was made. In the event this Agreement terminates and the Company has been unable to remove and terminate said loan guarantees prior to said termination of employment, then the Company shall continue to pay Executive compensation at the rate and upon the same terms as he was paid under this Agreement until said loan guarantees have been removed and terminated. The Company further agrees to indemnify Executive and hold Executive harmless from and against any and all claims, losses, damages, liens, costs and expenses, including reasonable attorneys' fees and costs, arising out of any default by the Company (or its subsidiaries) on loans or other obligations guaranteed by Executive.

         This Section 5 shall survive termination of this Agreement.

                  6. Trade Secrets, Non-Competition, Non-Solicitation, and Related Matters.

                  a. The Executive shall not, at any time, either during the Term of his employment or after the Termination Date, use or disclose any Trade Secrets of the Company, except in fulfillment of his duties as the Executive during his employment, for so long as the pertinent information or data remain Trade Secrets, whether or not the Trade Secrets are in written or tangible form.

                  b. The Executive agrees to maintain in strict confidence and, except as necessary to perform his duties for the Company, not to use or disclose any Confidential Business Information for so long as the pertinent data or information remains Confidential Business Information.


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                  c. Upon termination of employment, the Executive shall leave with the Company all business records relating to the Company and its affiliates including, without limitation, all contracts, calendars, and other materials or business records, its business or customers, including all physical, electronic, and computer copies thereof, whether or not the Executive prepared such materials or records himself. Upon such termination, the Executive shall retain no copies of any such materials, provided, however, the Executive may remove and retain all personal items and materials.

                  d. The Executive may disclose Trade Secrets or Confidential Business Information pursuant to any order or legal process requiring him (in his legal counsel's reasonable opinion) to do so; provided, however, that the Executive shall first have notified the Company of the request or order to so disclose the Trade Secrets or Confidential Business Information in sufficient time to allow the Company to seek an appropriate protective order.

                  e. If the Executive is terminated for Cause or if the Executive resigns without Adequate Justification, then for a period of one year following the date of termination, the Executive shall not (without the prior written consent of the Company) compete with the Company or any of its affiliates in any way, including, but not limited to, (i) serving as an officer of, director of, employee of, or consultant to, (ii) directly or indirectly, forming, or (iii) directly or indirectly, acquiring more than a 5% investment in, a Competing Business in the Territory.

                  f. If the Executive is terminated for Cause or if the Executive resigns without Adequate Justification, then for a period of one year following the date of termination, the Executive shall not (except on behalf of or with the prior written consent of the Company) either directly or indirectly, on the Executive's own behalf or in the service or on behalf of others, (i) solicit, divert, or appropriate to or for a Competing Business, or (ii) attempt to solicit, divert, or appropriate to or for a Competing Business, any person or entity that was a customer or prospective customer of the Company or any of its affiliates on the date of termination and is located in the Territory.

                  g. If the Executive is terminated for Cause or if the Executive resigns without Adequate Justification, then for a period of one year following the date of termination, the Executive will not, either directly or indirectly, on the Executive's own behalf or in the service or on behalf of others, (i) solicit, divert, or hire away, or (ii) attempt to solicit, divert, or hire away, to any business located in the Territory, any employee of or consultant to the Company or any of its affiliates engaged or experienced in the Business, regardless of whether the employee or consultant is full-time or temporary, the employment or engagement is pursuant to written agreement, or the employment is for a determined period or is at will.

                  h. The Executive acknowledges and agrees that great loss and irreparable damage would be suffered by the Company if the Executive should breach or violate any of the terms or provisions of the covenants and agreements set forth in this Section 6. The Executive further acknowledges and agrees that each of these covenants and agreements is reasonably necessary to protect and preserve the interests of the Company. The parties agree that money damages for any breach of clauses (a) through (g) of this Section 6 will be insufficient to


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compensate for any breaches thereof, and that the Executive or any of the
Executive's affiliates, as the case may be, will, to the extent permitted by law, waive in any proceeding initiated to enforce such provisions any claim or defense that an adequate remedy at law exists. The existence of any claim, demand, action, or cause of action against the Company, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any of the covenants or agreements in this Agreement; provided, however, that nothing in this Agreement shall be deemed to deny the Executive the right to defend against this enforcement on the basis that the Company has no right to its enforcement under the terms of this Agreement.

                  i. The Executive acknowledges and agrees that: (i) the covenants and agreements contained in clauses (a) through (g) of this Section 6 are the essence of this Agreement; (ii) that the Executive has received good, adequate and valuable consideration for each of these covenants; (iii) each of these covenants is reasonable and necessary to protect and preserve the interests and properties of the Company; (iv) the Company is and will be engaged in and throughout the Territory in the Business; (v) a Competing Business could be engaged in from any place in the Territory; and (vi) the Company has a legitimate business interest in restricting the Executive's activities throughout the Territory. The Executive also acknowledges and agrees that: (i) irreparable loss and damage will be suffered by the Company should the Executive breach any of these covenants and agreements; (ii) each of these covenants and agreements in clauses (a) through (g) of this Section 6 is separate, distinct and severable not only from the other covenants and agreements but also from the remaining provisions of this Agreement; and (iii) the unenforceability of any covenants or agreements shall not affect the validity or enforceability of any of the other covenants or agreements or any other provision or provisions of this Agreement. The Executive acknowledges and agrees that if any of the provisions of clauses (a) through (g) of this Section 6 shall ever be deemed to exceed the time, activity, or geographic limitations permitted by applicable law, then such provisions shall be and hereby are reformed to the maximum time, activity, or geographical limitations permitted by applicable law.

                  j. The Executive and the Company hereby agree that they will negotiate in good faith to amend this Agreement from time to time to modify the terms of this Section 6, the definition of the term "Territory," and the definition of the term "Business," to reflect changes in the Company's business and affairs so that the scope of the limitations placed on the Executive's activities by this Section 6 accomplishes the parties' intent in relation to the then current facts and circumstances. Any such amendment shall be effective only when completed in writing and signed by the Executive and the Company.

                  7. Successors; Binding Agreement.

                  a. This Agreement shall be binding upon and shall inure to the benefit of the Company, its Successors and Assigns and the Company shall require any Successors and Assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.


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                  b. Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative.

                  8. Fees and Expenses. The Company shall pay all legal fees and related expenses (including but not limited to the costs of experts, accountants and counsel) incurred by the Executive as they become due as a result of (a) the termination of the Executive's employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment) and (b) the Executive seeking to obtain or enforce any right or benefit provided by this Agreement; provided, however, that the circumstances set forth in clauses (a) and (b) above occurred on or after a Change in Control and except that Executive shall not be entitled to such fees and expenses if his employment is terminated for Cause.

                  9. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other; provided, however, that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof.

                  10. Settlement of Claims. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others. The Company may, however, withhold from any benefits payable under this Agreement all federal, state, city, or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

                  11. Modification and Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by any party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

                  12. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia without giving effect to the conflict of laws principles thereof. Any action brought by any party to this Agreement shall be brought and maintained in a court of competent jurisdiction in State of Georgia.

                  13. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.


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                  14. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

                  15. Headings. The headings of Sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

                  16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  17. Demand Registration Rights.

                  a. Rights. Subject to the provisions of this Section 17(a), upon the termination of the Executive's employment, for any reason except for Executive's voluntary resignation or termination for Cause, the Executive may request registration for sale under the Act of all or part of the Common Stock then held by him (excluding, for purposes of this Section 17(a), shares subject to the stock options held by the Executive as to which the vesting provisions shall not have lapsed pursuant to this Agreement or otherwise). Any such request shall specify the number of shares proposed to be registered and sold and the name of the managing underwriter of the proposed offering (who must be acceptable to the Company in its reasonable discretion).

                  b. Exceptions. The Company shall not be required to effect a demand registration under the Act pursuant to Section 17(a) above if: (i) the aggregate market value of the shares of Common Stock proposed to be registered does not equal or exceed $12,000,000 prior to the Initial Public Offering or $2,000,000 after the Initial Public Offering; (ii) within 12 months prior to any such request for registration, a registration of securities of the Company has been effected in which the Executive had the right to participate pursuant to this Section 17 or Section 18 hereof; (iii) the Company receives such request for registration within 180 days preceding the anticipated effective date of a proposed underwritten public offering of securities of the Company approved by the Board prior to the Company's receipt of such request; or (iv) the Board reasonably determines in good faith that effecting such a demand registration at such time would have a material adverse effect upon a proposed sale of all (or substantially all) of the assets of the Company, or a merger, reorganization, recapitalization, or similar transaction materially affecting the capital structure or equity ownership of the Company which is actively being negotiated with another party whose identity is disclosed to the Executive; provided, however, that the Company may only delay a demand registration pursuant to this
Section 17(b)(iv) for a period not exceeding six months (or until such earlier time as such transaction is consummated or no longer proposed). The Company shall promptly notify in writing the Executive of any decision not to effect any such request for registration pursuant to this Section 17(b), which notice shall set forth in reasonable detail the reason for such decision and shall include an undertaking by the Company promptly to notify the Executive as soon as a demand registration may be effected.


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                  c. Reduction. If the managing underwriters, the Company and the Executive determine, after reasonable negotiations, that the number of shares of Common Stock held by the Executive which the Executive requested to be included in such registration exceeds the number which can be sold in such offering, then the amount of such shares that may be included in such registration shall be reduced to the number of shares that the managing underwriters, the Company and the Executive determine is marketable, after reasonable negotiations.

                  d. Withdrawal. The Executive may withdraw at any time before a registration statement filed pursuant to this Section 17 is declared effective, in which event the Company may withdraw such registration statement. If the Company withdraws a registration statement under this Section 17(d) in respect of a registration for which the Company would otherwise be required to pay some expenses under Section 19(c), (d) and (e) hereof, then the Executive shall be liable to the Company for all expenses of such registration specified in Section 19(c), (d) and (e) hereof.

                  18. Piggyback Registration Rights.

                  a. Rights. Subject to the provision of this Section 18, if the Company proposes to make a registered public offering, including an initial public offering, of any of its securities under the Act (whether to be sold by it or by one or more third parties), other than an offering pursuant to a demand registration under Section 17 hereof or an offering registered on Form S-8, Form S-4, or comparable forms, the Company shall, not less than 45 days prior to the proposed filing date of the registration form, give written notice of the proposed registration to the Executive, and at the written request of the Executive delivered to the Company within 15 days after the receipt of such notice, shall include in such registration and offering, and in any underwriting of such offering, all shares of Common Stock as may have been designated in the Executive's request.

                  b. Primary Offering Reduction. If a registration in which the Executive has the right to participate pursuant to this Section 18 is an underwritten primary registration on behalf of the Company, and the managing underwriters, the Company and the Executive determine, after reasonable negotiations, that the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, then the Company shall include in such registration the number of shares of the Common Stock requested to be sold by the Company, any other person who has registration rights pursuant to a written agreement with the Company and the shares requested by Executive in proportion to the number of shares of Common Stock so requested by each of them to be so included.

                  c. Secondary Offering Reduction. If a registration in which the Executive has the right to participate pursuant to this Section 18 is an underwritten secondary registration, and the managing underwriters, the Company and the Executive determine, after reasonable negotiations, that the number of shares requested to be included in such registration exceeds the number of shares which can be sold in such offering, then the Company shall include in such offering the number of shares of Common Stock owned and proposed to be sold by the Company and by any other participants (including the Executive) proposing (and entitled) to sell shares pursuant to such registration which the managing underwriters, the Company and the Executive determine, after reasonable negotiations, can be sold in the offering, in proportion to the number of shares of Common Stock so requested by each of them to be included.


                  19. Other Registration Issues.

                  a. The Company shall have no obligation to file a registration statement pursuant to Section 17 hereof, or to include shares of Common Stock owned by the Executive in a registration statement pursuant to Section 18 hereof, unless and until the Executive has furnished the Company with all information and statements about or pertaining to the Executive in such reasonable detail as is reasonably deemed by the Company to be necessary or appropriate with respect to the preparation of the registration statement. Whenever the Executive has requested that any shares of Common Stock be registered pursuant to Section 17 or 18 hereof, subject to the provisions of those Sections, the Company shall, as expeditiously as reasonably possible:

                  (i) prepare and file with the SEC a registration statement with respect to such shares and use its best efforts to cause such registration statement to become effective as soon as reasonably practicable thereafter (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish counsel for the Executive with copies of all such documents proposed to be filed);

                  (ii) prepare and file with the SEC such amendments and supplements to such registration statement and prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than nine months or until the underwriters have completed the distribution described in such registration statement, whichever occurs first;

                  (iii) furnish to the Executive such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as the Executive may reasonably request;

                  (iv) use its best efforts to register or qualify such shares under such other securities or "Blue Sky" laws of such jurisdictions as the Executive reasonably requests (and to maintain such registrations and qualifications effective for a period of nine months or until the underwriters have completed the distribution of such shares, whichever occurs first), and to do any and all other acts and things which may be necessary or advisable to enable the Executive or underwriters to consummate the disposition in such jurisdictions of such shares; provided, however, that the Company will not be required to (a) qualify generally to do business in any jurisdiction where it would not be required but for this Section 19(a)(iv), or (b) subject itself to taxation in any such jurisdiction; provided, further, however, that, notwithstanding anything to the contrary in this Agreement with respect to the bearing of expenses, if any such jurisdiction shall require that expenses incurred in connection with the qualification of such shares in that jurisdiction be borne in part or full by the Executive, then the Executive shall pay such expenses to the extent required by such jurisdiction;

                  (v) cause all such shares to be listed on securities exchanges, if any, on which similar securities issued by the Company are then listed;

                  (vi) provide a transfer agent and registrar for all such shares not later than the effective date of such registration statements;

                  (vii) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as the Executive and underwriters reasonably request (and subject to approval by the Company's counsel) in order to expedite or facilitate the disposition of such shares; and

                  (viii) make available for inspection by the Executive, by any underwriter participating in any distribution pursuant to such registration statement, and by any attorney, accountant or other agent retained by the Executive or underwriter, or by any such underwriter, all financial and other records, pertinent corporate documents, and properties (other than confidential intellectual property) of the Company; provided, however, that the Company can condition delivery of any information, records or corporate documents upon the receipt from the Executive and the underwriter and their counsel, accountants, advisors and agents, of a confidentiality agreement in form and substance acceptable to the Company and its counsel in the exercise of their exclusive discretion.

                  b. Holdback Agreement. In the event that the Company effects an underwritten public offering of any of the Company's equity securities, the Executive agrees, if requested by the managing underwriters, not to effect any sale or distribution, including any sale pursuant to Rule 144 under the Act, of any equity securities (except as part of such underwritten offering) during the 180-day period commencing with the effective date of the registration statement for such offering.

                  c. Shareholder Expenses. If, pursuant to Section 17 or 18 hereof, shares of common stock owned by the Executive are included in a registration statement, then the Executive shall pay all transfer taxes, if any, relating to the sale of its shares, the fees and expenses of his own counsel, and its pro rata portion of any underwriting discounts, fees or commissions or the equivalent thereof.

                  d. The Company's Expenses. Except for the fees and expenses specified in Section 18(c) hereof and except as provided below in this Section 19(d), the Company shall pay all expenses incident to the registration and to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or Blue Sky laws, underwriting discounts, fees and commissions (other than the Executive's pro rata portion of any underwriting discounts or commissions or the equivalent thereof), printing expenses, messenger and delivery expenses, and fees and expenses of counsel for the Company and all independent certified public accountants and other persons retained by the Company. If the Company shall previously have paid, pursuant to this Section 19(d), the expenses of a registration, then the Executive shall pay all expenses described in this Section 19(d) (but not expenses described in Section 19(e) hereof).

                  e. Other. With respect to any registration pursuant to Section 17 or 18 hereof, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) and the expenses and fees for listing the securities to be registered on exchanges on which similar securities issued by the Company are then listed.

                  f. Indemnity. In the event that any shares of common stock owned by the Executive are offered or sold by means of a registration statement pursuant to Section 17 or 18 hereof, the Company agrees to indemnify and hold harmless the Executive and each person, if any, who controls or may control the Executive within the meaning of the Act (the Executive and any such other persons being hereinafter referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including, without limitation, interest, penalties, and reasonable attorneys fees and disbursements, asserted against, resulting to, imposed upon or incurred by such Indemnified Person, jointly or severally, directly or indirectly (hereinafter referred to in this Section 19(f) in the singular as a "claim" and in the plural as "claims"), based upon, arising out of, or resulting from any untrue statement or alleged untrue statement of a material fact contained in the registration statement, any preliminary or final prospectus contained therein, or any amendment or supplement thereto, or any document incident to registration or qualification of any such shares, or any omission or alleged omission to state therein a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, or any violation by the Company of the Act of any state securities or Blue Sky laws, except insofar as such claim is based upon, arises out of or results from information developed or certified by the Executive for use in connection with the registration statement or arises out of or results from the omission of information known to the Executive prior to the violation or alleged violation. The Executive agrees to indemnify and hold harmless the Company, its officers and directors, and each person, if any, who controls or may control the Company within the meaning of the Act (the Company, its officers and directors, and any such persons also being hereinafter referred to individually in this context as an "Indemnified Person" and collectively as "Indemnified Persons") from and against all claims based upon, arising out of, or resulting from any untrue statement of a material fact contained in the registration statement, or any omission to state therein a material fact necessary in order to make the statement made therein, in the light of the circumstances under which they were made, not misleading, to the extent that such claim is based upon, arises out of, or results from information developed or certified by the Executive for use in connection with the registration statement or arises out of, or results from an omission of information known to the Executive prior to the violation or alleged violation. Provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, to an amount equal to the net proceeds actually received by the Company or the Executive from the sale of such shares effected pursuant to such registration. The indemnifications set forth herein shall be in addition to any liability the Company or the Executive may otherwise have to the

Indemnified Persons. Promptly after actually receiving definitive notice of any claim in respect of which an Indemnified Person may seek indemnification under this Section 19(f), such Indemnified Person shall submit written notice thereof to either the Company or the Executive, as the case may be (sometimes being hereinafter referred to as an "Indemnifying Person"). The omission of the Indemnified Person so to notify the Indemnifying Person of any such claim shall not relieve the Indemnifying Person from any liability it may have hereunder except to the extent that (a) such liability was caused or increased by such omission, or (b) the ability of the Indemnifying Person to reduce such liability was materially adversely affected by such omission. In addition, the omission of the Indemnified Person to notify the Indemnifying Person of any such claim shall not relieve the Indemnifying Person from any liability it may have otherwise than hereunder. The Indemnifying Person shall have the right to undertake, by counsel or representatives of its own choosing, the defense, compromise or settlement (without admitting liability of the Indemnified Person) of any such claim asserted, such defense, compromise or settlement to be undertaken at the expense and risk of the Indemnifying Person, and the Indemnified Person shall have the right to engage separate counsel, at its own expense, whom counsel for the Indemnifying Person shall keep informed and consult with in a reasonable manner. In the event the Indemnifying Person shall elect not to undertake such defense by its own representatives, the Indemnifying Person shall give prompt written notice of such election to the Indemnified Person, and the Indemnified Person shall undertake the defense, compromise or settlement (without admitting liability of the Indemnified Person) thereof on behalf of and for the account and risk of the Indemnifying Person by counsel or other representatives designed by the Indemnified Person. In the event that any claim shall arise out of a transaction or cover any period or periods wherein the Company and the Executive shall each be liable hereunder for part of the liability or obligation arising therefrom, then the parties shall, each choosing its own counsel and bearing its own expenses, defend such claim, and no settlement or compromise of such claim may be made without the joint consent or approval of the Company and the Executive. Notwithstanding the foregoing, no Indemnifying Person shall be obligated hereunder with respect to amounts paid in settlement or any claim if such settlement is effected without the consent of such Indemnifying Person (which consent shall not be unreasonably withheld).

                  20. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

                  a. "Accrued Compensation" shall mean an amount which shall include all amounts earned or accrued through the Termination Date but not paid as of the Termination Date including (i) base salary, (ii) reimbursement for reasonable and necessary expenses incurred by the Executive on behalf of the Company during the period ending on the Termination Date, and (iii) bonuses and incentive compensation (other than the Pro Rata Bonus).

                  b. "Act" shall mean the Securities Act of 1933, as amended.

                  c. "Adequate Justification" shall mean the occurrence after a Change in Control of any of the following events or conditions: (i) a material failure of the Company to comply with the terms of this Agreement; (ii) any relocation of the Executive outside the metropolitan area where the Company's principal executive office is located that is not approved by members of the Incumbent Board (as such term is defined under Section 20(j)); or (iii) other than as provided for herein, the removal of the Executive from the position of Chief Executive Officer or any other substantial diminution in the Executive's authority or the Executive's responsibilities that is not approved by members of the Incumbent Board.

                  d. "Base Amount" shall mean the greater of the Executive's annual base salary (i) at the rate in effect on the Termination Date or (ii) at the highest rate in effect at any time during the 90-day period prior to the Change in Control, and shall include all amounts of his base salary that are deferred under the qualified and non-qualified employee benefit plans of the Company or any other agreement or arrangement.

                  e. "Board" shall have the meaning set forth in the recitals.

                  f. "Bonus Amount" shall mean the greater of (i) the most recent annual bonus paid or payable to the Executive, or, if greater, the annual bonus paid or payable for the full fiscal year ended prior to the fiscal year during which a Change in Control occurred or (ii) the average of the annual bonuses paid or payable during the three full fiscal years ended prior to the Termination Date or, if greater, the three full fiscal years ended prior to the Change in Control (or, in each case, such lesser period for which annual bonuses were paid or payable to the Executive).

                  g. "Business" shall mean the providing of ground transportation and logistic services for the air freight industry throughout the U.S., and any other related business which the Company or any of its affiliates is engaged in as of the date of termination of employment.

                  h. "Bylaws" shall mean the Amended and Restated Bylaws of the Company, as amended, supplemented or otherwise modified from time to time.

                  i. "Cause" shall mean:

                           (i) prior to the Initial Public Offering, it is a
                  result of the conviction (from which no appeal may be or is timely taken) of the Executive of a felony which leads to a material injury to the Company or results in or was intended to result in a direct or indirect gain to, or personal enrichment of, the Executive; or

                           (ii) after the Initial Public Offering, it is a
                  result of:

                                    (A) any act that (X) constitutes, on the
                           part of the Executive, fraud, dishonesty, or gross malfeasance of duty, and (Y) is demonstrably likely to lead to material injury to the Company or resulted or was intended to result in direct or indirect gain to or personal enrichment of the Executive; provided, however, that such conduct shall not constitute
                           Cause:

                                             (1) unless (w) there shall have
                                    been delivered to the Executive a written notice setting forth with specificity the reasons that the Board believes the Executive's conduct constitutes the criteria set forth in clause (ii) (A), (x) the Executive shall have been provided the opportunity, if such behavior is susceptible to cure, to cure the specific inappropriate behavior within 15 days following written notice, and (y) after such 15-day period, the Board of Directors determines that the behavior has not been cured, and (z) the termination is evidenced by a resolution adopted in good faith by two-thirds of the members of the Board (other than the Executive); or

                                             (2) if such conduct (x) was
                                    believed by the Executive in good faith to have been in or not opposed to the interests of the Company, and (y) was not intended to and did not result in the direct or indirect gain to or personal enrichment of the Executive; or

                                    (B) the conviction (from which no appeal may
                           be or is timely taken) of the Executive of a felony.

                  j. A "Change in Control" shall mean the occurrence during the Term of any of the following events after the Initial Public Offering:

                           (i) An acquisition (other than directly from the
                  Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "1934 Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 30% or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control nor shall any acquisition cause a Change in Control as long as Executive has Beneficial Ownership of more than 50% of the Voting Securities. A "Non-Control Acquisition" shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by
                  (x) the Company or (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Subsidiary"), (2) the Company or any Subsidiary, or (3) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

                           (ii) The individuals who, as of 90 days after the
                  consummation of the Initial Public Offering, are members of the Board (the "Incumbent Board") cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company's shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                           (iii) Approval by shareholders of the Company of:

                                 (A) A merger, consolidation or reorganization involving the Company, unless

                                      (1)    the shareholders of the Company,
                                             immediately before such merger,
                                             consolidation or reorganization,
                                             own, directly or indirectly,
                                             immediately following such merger,
                                             consolidation or reorganization, at
                                             least two-thirds of the combined
                                             voting power of the outstanding
                                             voting securities of the
                                             corporation resulting from such
                                             merger or consolidation or
                                             reorganization (the "Surviving
                                             Corporation") in substantially the
                                             same proportion as their ownership
                                             of the Voting Securities
                                             immediately before such merger,
                                             consolidation or reorganization,
                                             and

                                      (2)    the individuals who were members of
                                             the Incumbent Board immediately
                                             prior to the execution of the
                                             agreement providing for such
                                             merger, consolidation or
                                             reorganization constitute at least
                                             two-thirds of the members of the
                                             board of directors of the Surviving
                                             Corporation.

                                      (A transaction described in clauses (1)
                                      and (2) shall herein be referred to as a "Non-Control Transaction").

                                 (B) A complete liquidation or dissolution of the Company; or

                                 (C)  An agreement for the sale or other
                                      disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

                           (iv) Notwithstanding anything contained in this
                  Agreement to the contrary, if the Executive's employment is terminated prior to a Change in Control and the Executive reasonably demonstrates that such termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control (a "Third Party") or (B) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes of this Agreement, the date of a Change in Control with respect to the Executive shall mean the date immediately prior to the date of such termination of the Executive's employment.

                  k. "Compensation Committee" shall mean the compensation committee of the Board.

                  l. "Competing Business" shall mean any business that, in whole or in part, is the same or substantially the same as the Business.

                  m. "Confidential Business Information" shall mean any non-public information of a competitively sensitive or personal nature, other than Trade Secrets, acquired by the Executive, directly or indirectly, in connection with the Executive's employment (including his employment with the Company prior to the date of this Agreement), including (without limitation) oral and written information concerning the Company or its affiliates relating to financial position and results of operations (revenues, margins, assets, net income, etc.), annual and long-range business plans, marketing plans and methods, account invoices, oral or written customer information, and personnel information. Confidential Business Information also includes information recorded in manuals, memoranda, projections, minutes, plans, computer programs, and records, whether or not legended or otherwise identified by the Company and its affiliates as Confidential Business Information, as well as information which is the subject of meetings and discussions and not so recorded; provided, however, that Confidential Business Information shall not include information that is generally available to the public, other than as a result of disclosure, directly or indirectly, by the Executive, or was available to the Executive on a non-confidential basis prior to its disclosure to the Executive.

                  n. "Continuation Period" shall have the meaning ascribed to it in Section 4(c)(iii).

                  o. "Disability" shall mean a physical or mental infirmity which impairs the Executive's ability to substantially perform his duties with the Company for a period of 180 consecutive days, as determined by an independent physician selected with the approval of both the Company and the Executive.

                  p. "Effective Date" shall mean April 1, 1997.

                  q. "Fair Market Value" shall have the meaning ascribed to it in Section 4(d).

                  r. "Initial Public Offering" shall mean the closing of the first public offering of the Company's common stock registered under the Act in which aggregate proceeds to the Company, net of all underwriting discounts and commissions and other expenses of issuance and distribution as stated in the prospectus relating to such offering, are equal to at least four million dollars ($4,000,000).

                  s. "Notice of Termination" shall mean a written notice of termination from the Company or the Executive which specifies an effective date of termination, indicates the specific termination provision in this Agreement relied upon, and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

                  t. "Plan" shall mean the 1996 Professional Transportation Group, Ltd. Stock Option Plan adopted by the Board on February 16, 1996.

                  u. "Pro Rata Bonus" shall mean an amount equal to the Bonus Amount multiplied by a fraction the numerator of which is the number of days in the fiscal year through the Termination Date and the denominator of which is 365.

                  v. "SEC" shall mean the United States Securities and Exchange Commission.

                  w. "Successors and Assigns" shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement), whether by operation of law or otherwise.

                  x. "Termination Date" shall mean, in the case of the Executive's death, his date of death, and in all other cases, the date specified in the Notice of Termination.

                  y. "Territory" shall mean the United States.

                  z. "Trade Secrets" shall mean any information, including but not limited to technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, information on customers, or a list of actual or potential customers or suppliers, which: (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy, or (ii) is otherwise defined as a "trade secret" under applicable law.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and its seal to be affixed hereunto by its officers thereunto duly authorized, and the Executive has signed and sealed this Agreement, effective as of the date first above written.

                                            PROFESSIONAL TRANSPORTATION GROUP,
                                            LTD.
ATTEST:


By: /s/ Peter C. Roth                   By: /s/ Linda K. Roberts
    --------------------------              ------------------------------------
    Name:  Peter C. Roth                    Name:  Linda K. Roberts
    Title: CFO                              Title: Vice President

  (CORPORATE SEAL)



                                            EXECUTIVE



                                            /s/ Dennis A. Bakal
                                            ------------------------------------
                                            Name: Dennis A. Bakal


                                       14